UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2013

ACELRX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-35068	41-2193603
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

351 Galveston Drive

Redwood City, CA 94063

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 216-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 16, 2013, AcelRx Pharmaceuticals, Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with Hercules Technology II, L.P. and Hercules Technology Growth Capital, Inc. (together, the “Lenders”) under which the Company may borrow up to $40.0 million in three tranches. The loans are represented by secured convertible term promissory notes (collectively, the “Notes”). The Loan Agreement amends and restates the Loan and Security Agreement between the Company and the Lenders dated as of June 29, 2011 (the “Original Loan Agreement”).

The Company borrowed the first tranche of $15.0 million upon closing of the transaction on December 16, 2013. The Company used approximately $8.5 million of the proceeds from the first tranche to repay its obligations under the Original Loan Agreement, and plans to use the proceeds of the remaining tranches to provide additional funding for the commercialization of Zalviso, as a potential source of funding for clinical trials for other development programs in its pipeline and for general corporate purposes. The second tranche of up to $10.0 million can be drawn, at the Company’s option, anytime prior to June 30, 2014. The third tranche, of up to $15.0 million, can be drawn at anytime between December 15, 2014 and March 15, 2015, but only if the Company has obtained approval for Zalviso from the U.S. Food and Drug Administration (the “Milestone”). The interest rate for each tranche will be calculated at a rate equal to the greater of either (i) 9.10% plus the prime rate as reported from time to time in The Wall Street Journal minus 5.25%, and (ii) 9.10%. Payments under the Loan Agreement are interest only until April 1, 2015 (which will be extended until January 1, 2016 if the Company achieves the Milestone on or before April 1, 2015) followed by equal monthly payments of principal and interest through the scheduled maturity date on October 1, 2017 (which would be extended until January 1, 2018 if the Company achieves the Milestone on or prior to April 1, 2015) (the “Loan Maturity Date”). In addition, a final payment equal to $1,700,000 will be due on the Loan Maturity Date, or such earlier date specified in the Loan Agreement. The Company’s obligations under the Loan Agreement are secured by a security interest in substantially all of its assets, other than its intellectual property.

If the Company prepays the loan prior to maturity, it will pay the Lenders a prepayment charge, based on a percentage of the then outstanding principal balance, equal to 3% if the prepayment occurs prior to December 16, 2014, 2% if the prepayment occurs after December 16, 2014, but prior to December 16, 2015, or 1% if the prepayment occurs after December 16, 2015.

Subject to certain conditions and limitations set forth in the Loan Agreement, the Company has the right to convert up to $5.0 million of scheduled principal installments under the Notes into freely tradeable shares of the Company’s common stock (“Common Stock”). The number of shares of Common Stock that would be issued upon conversion of the Notes would be equal to the number determined by dividing (x) the product of (A) the principal amount to be paid in shares of Common Stock and (B) 103%, by (y) $9.30 (subject to certain proportional adjustments as provided for in the Loan Agreement).

The Loan Agreement includes customary affirmative and restrictive covenants, but does not include any financial maintenance covenants, and also includes standard events of default, including payment defaults, breaches of covenants following any applicable cure period, a material impairment in the perfection or priority of Lenders’ security interest or in the value of the collateral, and events relating to bankruptcy or insolvency. Upon the occurrence of an event of default, a default interest rate of an additional 5% may be applied to the outstanding loan balances, and the Lenders may declare all outstanding obligations immediately due and payable and take such other actions as set forth in the Loan Agreement.

In connection with the Loan Agreement, the Company issued a warrant to each Lender which together are exercisable for an aggregate of 176,730 shares of Common Stock and each carry an exercise price of $6.79 (the “Warrants”). Each Warrant may be exercised on a cashless basis. The Warrants are exercisable for a term beginning on the date of issuance and ending on the earlier to occur of seven years from the date of issuance or the consummation of certain acquisitions of the Company as set forth in the Warrants. The number of shares for which the Warrants are exercisable and the associated exercise price are subject to certain proportional adjustments as set forth in the Warrants.

The descriptions of the Loan Agreement and the Warrants contained herein do not purport to be complete and are qualified in their entirety by reference to the complete text of the Loan Agreement and the Warrants, including the exhibits thereto, copies of which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the period ending December 31, 2013.

On December 19, 2013, the Company issued a press release regarding the above transactions, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth above and referenced under Item 1.01 that relates to the Loan Agreement and the Notes is hereby incorporated by reference into this Item 2.03.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth above and referenced under Item 1.01 that relates to the issuance of the Warrants and the Notes is hereby incorporated by reference into this Item 3.02.

Neither the Company nor the Lenders engaged any investment advisors with respect to the issuance of the Warrants or the Notes, and no finders’ fees were paid to any party in connection therewith. The issuance of the Warrants and the Notes was made in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Act”).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press Release titled “AcelRx Secures $40 Million Credit Facility with Hercules Technology Growth Capital,” dated as of December 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 19, 2013	ACELRX PHARMACEUTICALS, INC.

	By:	/s/ James H. Welch
James H. Welch
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release titled “AcelRx Secures $40 Million Credit Facility with Hercules Technology Growth Capital,” dated as of December 19, 2013.